EXHIBIT 10.62


                          PLEDGE AND SECURITY AGREEMENT


                  PLEDGE AND SECURITY AGREEMENT dated as of November 1, 1997 and made by EXACTECH, INC., a Florida corporation (the "Borrower"), to SUNTRUST BANK, NORTH CENTRAL FLORIDA (the "Bank") pursuant to the Letter of Credit Agreement dated as of November 1, 1997, between the Borrower and the Bank (hereinafter, as the same may from time to time be amended or supplemented, called the "Credit Agreement");

                              W I T N E S S E T H:

                  WHEREAS, the City of Gainesville, Florida (the "Issuer") is issuing its Industrial Development Revenue Bonds (Exactech, Inc. Project), Series 1997 (the "Bonds") under an Indenture of Trust dated as of November 1, 1997 (the "Indenture") between the Issuer and SunTrust Bank, Central Florida, National Association, as trustee (in such capacity, the "Trustee"), the proceeds of which are being loaned by the Issuer to the Borrower; and

                  WHEREAS, the Indenture requires the Trustee to purchase Bonds under certain circumstances as set forth in Section 2.02(c), 4.01, 4.02 or 4.04 of the Indenture (the "Purchased Bonds") from the holders thereof; and

                  WHEREAS, in connection with the issuance of the Bonds, the Borrower has entered into the Credit Agreement in order to cause the Bank to issue a letter of credit thereunder (the "Letter of Credit") which may be used, INTER ALIA, to pay the purchase price of the Purchased Bonds (to the extent moneys drawn under the Letter of Credit are used to purchase Purchased Bonds, such Purchased Bonds are hereinafter referred to as "Pledged Bonds"); and

                  WHEREAS, it is the intent of the parties hereto that the Purchased Bonds, when purchased with amounts drawn under the Letter of Credit, not be deemed to be redeemed, but remain outstanding under the Indenture; and

                  WHEREAS, it is a condition precedent to the obligation of the Bank to enter into the Credit Agreement that the Borrower shall have executed and delivered this Pledge Agreement to the Bank;

                  NOW, THEREFORE, in consideration of the premises and in order to induce the Bank to enter into the Credit Agreement and issue the Letter of Credit thereunder and for other good and valuable consideration, receipt of which is hereby acknowledged, the Borrower hereby agrees with the Bank as follows:

                  1. DEFINED TERMS. Unless otherwise defined herein, terms defined in the Credit Agreement shall have such defined

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meanings when used herein.

                  2. PLEDGE. The Borrower hereby pledges, assigns, hypothecates, transfers, and delivers to the Bank all its right, title and interest to the Pledged Bonds as the same may be from time to time delivered to the Trustee or Tender Agent by the holders thereof and hereby grants to the Bank a first lien on, and security interest in, its right, title and interest in and to the Pledged Bonds, the interest thereon and all proceeds thereof, as collateral security for the prompt and complete payment when due of all amounts due in respect of the obligations of the Borrower set forth in Paragraph 3A of the Credit Agreement (the "Obligations"). Notwithstanding anything herein to the contrary, if the Bonds are held in the DTC Book-Entry Only System (as defined in the Indenture), Pledged Bonds shall be held by the Tender Agent in its participant account with DTC (as defined in the Indenture) for the benefit of the Bank. The Tender Agent shall mark its records to indicate that such Pledged Bonds are so held for the benefit of the Bank. In the event that the Pledged Bonds are held as provided in this paragraph, the Tender Agent and the Trustee shall, promptly following a written request from the Bank, take such steps as are necessary to cause such Pledged Bonds to be converted to physical form and delivered to or at the direction of the Bank.

                  3. PAYMENTS ON THE BONDS. If, while this Pledge Agreement is in effect, the Borrower shall become entitled to receive or shall receive any principal or interest payment in respect of the Pledged Bonds, the Borrower agrees to accept the same as the Bank's agent and to hold the same in trust on behalf of the Bank and to deliver the same forthwith to the Bank. All sums of money so paid in respect of the Pledged Bonds which are received by the Borrower and paid to the Bank shall be credited against the obligations of the Borrower to the Bank in the manner set forth in Paragraph 3 of the Credit Agreement. So long as no Default or Event of Default has occurred and is continuing, any amounts received by the Bank in respect of the stated interest on any Pledged Bonds in excess of the amounts then owing the Bank pursuant to Paragraph 3A(i)(2) of the Credit Agreement shall be remitted to the Borrower.

                  4. COLLATERAL. All property at any time pledged to the Bank hereunder (whether specifically described herein or not) and all income therefrom and proceeds thereof, are herein collectively sometimes called the "Collateral."

                  5. RELEASE OF PLEDGED BONDS. If the Borrower makes or causes to be made to the Bank a payment in respect of its reimbursement obligation under Paragraph 3A(i) of the Credit Agreement pursuant to clause (i) of Paragraph 3B thereof or such a payment is made on behalf of the Borrower pursuant to clause

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(ii) of Paragraph 3B thereof, the Bank agrees to release from the lien of this
Pledge Agreement and deliver to the Borrower or the Trustee for resale in accordance with Section 4.07 of the Indenture, as the case may be, Pledged Bonds of the applicable series in a principal amount equal to the amount of the payment so made or to the principal amount of Pledged Bonds so purchased. Notwithstanding the foregoing, no payment of amounts owing to the Bank pursuant to Paragraph 3A(i) of the Credit Agreement may be made, and no Pledged Bonds shall be released, during the period commencing two Business Days prior to an interest payment date with respect to the Bonds and ending on such interest payment date.

                  6. RIGHTS OF THE BANK. The Bank shall not be liable for failure to collect or realize upon the Obligations or any collateral security or guarantee therefor, or any part thereof, or for any delay in so doing nor shall it be under any obligation to take any action whatsoever with regard thereto. If an Event of Default has occurred and is continuing, the Bank may thereafter, without notice, exercise all rights, privileges or options pertaining to any Pledged Bonds as if it were the absolute owner thereof, upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but the Bank shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

                  7. REMEDIES. In the event that any portion of the Obligations has been declared due and payable pursuant to the Credit Agreement, the Bank, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Borrower or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase, contract to sell or otherwise dispose of and deliver said Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker's board or at any of the Bank's offices or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best available, for cash or on credit or for future delivery without assumption of any credit risk, with the right to the Bank upon any such sale or sales, public or private, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity is hereby expressly waived or released. The Bank shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any and all of the Collateral or in any way relating


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to the rights of the Bank hereunder, including reasonable attorney's fees and legal expenses, to the payment, in whole or in part, of the Obligations in such order as the Bank may elect, the Borrower remaining liable for any deficiency remaining unpaid after such application, and only after so applying such net proceeds and after the payment by the Bank of any other amount required to be paid by any provision of law, including, without limitation, Section 679.504(1)(c), Florida Statutes, need the Bank account for the surplus, if any, to the Borrower. The Borrower agrees that the Bank need not give more than ten days' notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice is reasonable notification of such matters. No notification need be given to the Borrower if it has signed after default a statement renouncing or modifying any right to notification of sale or other intended disposition. In addition to the rights and remedies granted to it in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Obligations, the Bank shall have all the rights and remedies of a secured party under the Uniform Commercial Code of the State of Florida. The Borrower shall be liable for the deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay all amounts to which the Bank is entitled, and the fees of any attorneys employed by the Bank to collect such deficiency.

                  8. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BORROWER. The Borrower represents and warrants that:

                  (a) on the date of delivery to the Bank of any Pledged Bonds described herein, neither the Remarketing Agent (as defined in the Indenture) nor the Trustee will have any right, title or interest in and to the Pledged Bonds;

                  (b) it has, and on the date of delivery to the Bank of any Pledged Bonds will have, full power, authority and legal right to pledge all of its right, title and interest in and to the Pledged Bonds pursuant to this Pledge Agreement;

                  (c) this Pledge Agreement has been duly authorized, executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower enforceable in accordance with its terms;

                  (d) no consent of any other party (including, without limitation, creditors of the Borrower) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, domestic or foreign is required to be obtained by the Borrower in connection with the execution, delivery or performance of this Pledge Agreement;

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                  (e) the execution, delivery and performance of this Pledge
Agreement will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, or of any mortgage, indenture, lease, contract, or other agreement, instrument or undertaking to which the Borrower is a party or which purports to be binding upon the Borrower or upon its assets and will not result in the creation or imposition of any lien, charge or encumbrance on or security interest in any of the assets of the Borrower except as contemplated by this Pledge Agreement; and

                  (f) the pledge, assignment and delivery of such Pledged Bonds pursuant to this Pledge Agreement will create a lien on and a security interest in, all right, title or interest of the Borrower in or to such Pledged Bonds, and the proceeds thereof, subject to no prior pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance or to any agreement purporting to grant to any third party a security interest in the property or assets of the Borrower which would include the Pledged Bonds. The Borrower covenants and agrees that it will defend the Bank's right, title and security interest in and to the Pledged Bonds and the proceeds thereof against the claims and demands of all persons whomsoever; and covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Bank as collateral hereunder and will likewise defend the Bank's right thereto and security interest therein.

                  9. NO DISPOSITION, ETC. Without the prior written consent of the Bank, the Borrower agrees that it will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, nor will it create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Collateral, or any interest therein, or any proceeds thereof, except for the lien and security interest provided for by this Pledge Agreement and sale of the Pledged Bonds pursuant to Section 4.07(b) of the Indenture.

                  10. FURTHER ASSURANCES. The Borrower agrees that at any time and from time to time upon the written request of the Bank, the Borrower will execute and deliver such further documents and do such further acts and things as the Bank may reasonably request in order to effect the purposes of this Pledge Agreement and to maintain the lien of this Pledge Agreement on the Pledged Bonds as a first lien.

                  11. SEVERABILITY. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of


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such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any such jurisdiction.

                  12. NO WAIVER; REMEDIES CUMULATIVE. The Bank shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder and no waiver shall be valid unless in writing, signed by the Bank, and then only to the extent therein set forth. A waiver by the Bank of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Bank would otherwise have on any future occasion. No failure to exercise nor any delay in exercising on the part of the Bank, any right, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

                  13. WAIVERS, AMENDMENTS; APPLICABLE LAW. None of the terms or provisions of this Pledge Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the Bank. This Pledge Agreement and all obligations of the Borrower hereunder shall be binding upon the successors and assigns of the Borrower, and shall, together with the rights and remedies of the Bank hereunder, inure to the benefit of the Bank and its successors and assigns. This Pledge Agreement shall be governed by, and be construed and interpreted in accordance with, the laws of the State of Florida.

                  14. LITIGATION. Notwithstanding anything herein to the contrary, in the event any legal proceedings are instituted between the parties hereto concerning this Pledge Agreement, the prevailing party in such proceedings shall be entitled to recover its costs of suit, including reasonable attorneys' fees, at both trial and appellate levels.



                            [Signature page follows]


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                  IN WITNESS WHEREOF, the Borrower has caused this Pledge
Agreement to be duly executed as of the day and year first above written.

                                                EXACTECH, INC.


                                                By:____________________________
                                                Title: President and Chief
                                                           Operating Officer



By:________________________
Title: Secretary

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